Exhibit 10.1
Amendment No. 11
to the Edwards Lifesciences Corporation 401(k)
Savings and Investment Plan
(Effective January 1, 2016)

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan ("Plan") as amended and restated as of January 1, 2016 (“Plan”), as amended by Amendment No. 1 executed on May 2, 2016, Amendment No. 2 executed on December 19, 2016, Amendment No. 3 executed on February 24, 2017, Amendment No. 4 executed on February 24, 2017, Amendment No. 5 executed on October 27, 2017, Amendment No. 6 executed on December 19, 2017, Amendment No. 7 executed on December 19, 2017, Amendment No. 8 executed on April 17, 2018, Amendment No. 9 executed on October 15, 2018, and Amendment No. 10 executed on April 23, 2019 is hereby further amended effective July 1, 2018, as follows:

1. The first paragraph of Section 5.1 is amended to read as follows:

5.1 Pay Deferral Contributions. An Eligible Employee may elect in the manner described below to have his Employer reduce his Compensation via payroll deduction in an amount not less than 1% nor more than 25% (prior to January 1, 2003, the maximum percentage was 15%) of his Compensation, in whole multiples of 1%. Such salary reductions shall constitute Pay Deferral Contributions and shall be contributed to the Trust by the Employer in accordance with Section 4.1. An initial election shall be made under this Section 5.1 with respect to any Participant hired on or after January 1, 2017, in the form of an automatic 3% before-tax Pay Deferral Contribution unless the Participant elects a different rate or no deferral. Effective July 1, 2018, if a Participant has elected a salary deferral percentage of less than 6%, such Participant’s salary deferral percentage shall automatically be increased 1% each Plan Year (not to exceed 6%) unless such Participant has affirmatively elected otherwise. Between May 1, 2017 and June 30, 2018, the automatic escalator was 5%. The 1% automatic escalator shall be effective May of each Plan Year. The automatic escalator shall be in the form of a before-tax Pay Deferral Contribution unless the participant has elected 100% of Deferral Contributions to be in the form of a Roth Contribution.
IN WITNESS WHEREOF, a duly authorized officer of the Company and a member of the Administrative and Investment Committee has caused this Plan to be executed on the 26th day of June, 2019.

EDWARDS LIFESCIENCES
CORPORATION ADMINISTRATIVE
AND INVESTMENT COMMITTEE

By:     /s/ Christine Z. McCauley_____________________
Christine Z. McCauley
Chairperson, Administrative and Investment Committee